UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2020

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Strategic Investment by Searchlight Capital Partners

On October 2, 2020, Consolidated Communications Holdings, Inc. (the “Company”) completed its previously announced sale of 6,352,842 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) to Searchlight III CVL, L.P., an affiliate of Searchlight Capital Partners, L.P. (the “Investor”), in connection with the initial closing (the “Initial Closing”) of the previously disclosed Investment Agreement by and between the Company and the Investor (the “Investment Agreement”).

In connection with the Initial Closing, on October 2, 2020, (i) the Company entered into a contingent payment right agreement with the Investor (the “Contingent Payment Right Agreement”) pursuant to which the Company issued to the Investor a contingent payment right (the “Contingent Payment Right”) that will automatically convert into 17,870,012 shares of Common Stock subject to the terms and conditions of the Contingent Payment Right Agreement. and (ii) the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”) granting the Investor customary registration rights with respect to the securities purchased from the Company pursuant to the Investment Agreement and the Contingent Payment Right Agreement. The terms of the Contingent Payment Right Agreement and the Registration Rights Agreement are more fully described in the Company’s Current Report on Form 8-K filed on September 14, 2020.

The foregoing descriptions of the Contingent Payment Right Agreement and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Contingent Payment Right Agreement and Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

In connection with the Initial Closing, the Investor obtained the right to receive, at or prior to the Second Closing (as defined in the Investment Agreement), a subordinated note with an aggregate principal amount of approximately $395.5 million (the “Subordinated Note”), which initially will be non-convertible, but which will, at the Second Closing, be convertible into shares of a new series of preferred stock, par value $0.01, of the Company, to be designated the Company’s Series A Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The terms of the Subordinated Note and the Series A Preferred Stock are more fully described in the Company’s Current Report on Form 8-K filed on September 14, 2020.

Credit Agreement

On October 2, 2020, the Company, its wholly owned subsidiary, Consolidated Communications, Inc. (“CCI”), as borrower, certain other wholly owned subsidiaries of CCI, as guarantors (the “Guarantors”), and the lenders party thereto entered into a Credit Agreement (the “Credit Agreement”) which consists of a $250 million revolving credit facility (the “Revolving Facility”) and term loans in the aggregate amount of $1.25 billion (the “Term Loans”). The Credit Agreement also provides CCI with the ability to borrow or incur, subject to certain terms and conditions, incremental loans or incremental revolving facilities in an aggregate amount of up to the greater of (a) $300 million plus (b) an amount which would not cause its senior secured leverage ratio to exceed 3.70 to 1.00 on a pro forma basis. The Credit Agreement is secured by substantially all of the assets of the Company, CCI and the Guarantors, subject to certain exceptions.

The loans incurred under the Revolving Facility will mature on October 2, 2025 and the Term Loans will mature on October 2, 2027.

Loans incurred under the Credit Agreement bear interest at a rate equal to an applicable rate plus, at the Company’s option, either (a) a base rate plus determined by reference to the greatest of (i) the prime rate, (ii) the United States federal funds effective rate plus 1⁄2 of 1% or (iii) a one-month reserve eurocurrency rate plus 1% or (b) an adjusted eurocurrency rate, in each case as calculated in the manner set forth in the Credit Agreement. The applicable rate for (a) loans incurred under the Revolving Credit Facility ranges from 4.00% per annum for eurocurrency loans to 3.00% per annum for base rate loans, with a 0.25% reduction in each case so long as the consolidated first lien leverage ratio does not exceed 3.20 to 1.00, and (b) the Term Loans ranges from 4.75% per annum for eurocurrency loans to 3.75% per annum for base rate loans.

The Credit Agreement contains various customary affirmative, negative and financial covenants. The Credit Agreement requires CCI to maintain a maximum consolidated first lien leverage ratio. The Credit Agreement contains customary events of default, including, but not limited to, nonpayment, material inaccuracy of representations and warranties, violations of covenants, certain bankruptcy and liquidations, certain material judgments, certain events related to the Employee Retirement Income Security Act of 1974, as amended, and certain events related to the security documents.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Senior Secured Notes Offering

On October 2, 2020, CCI issued $750 million aggregate principal amount of 6.500% unsubordinated secured notes due 2028 (the “Notes”). The Notes were issued pursuant to an indenture dated as of October 2, 2020 (the “Indenture”) among the Company, CCI, certain of their subsidiaries, and Wells Fargo Bank, National Association, as Trustee and Notes Collateral Agent.

The Notes were offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act. The offering of the Notes has not been registered under the Securities Act or any state securities laws, and the Notes may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Notes bear interest at a rate of 6.500% per annum, payable semiannually in cash in arrears on April 1 and October 1 of each year, commencing April 1, 2021. The Notes will mature on October 1, 2028.

The Notes are unsubordinated secured obligations of the Company, secured (subject to permitted liens and certain other exceptions) by a first priority lien on the collateral that secures the Company’s obligations under the Credit Agreement. The Notes are fully and unconditionally guaranteed on a first priority secured basis (subject to permitted liens and certain other exceptions) by the Company and each of the subsidiaries of the Company that guarantees the Credit Agreement.

At any time prior to October 1, 2023, the Company may redeem all or part of the Notes at a redemption price based on a make-whole premium as described in the Indenture, plus accrued and unpaid interest to, but excluding, the date of redemption. At any time on or after October 1, 2023, the Company may redeem all or part of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, at any time prior to October 1, 2023, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.500% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date, with net cash proceeds that are raised from one or more equity offerings of the Company or CCI, subject to certain exceptions.

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to make an offer to repurchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of the repurchase.

The Indenture provides for customary affirmative and negative covenants and events of default (subject in certain cases to customary grace and cure periods).

The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Indenture and the Form of Note, which are attached to this Current Report on Form 8-K as

Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Termination of the Existing Credit Agreement

The proceeds of the transactions described in this Form 8-K were used, in part, by the Company to repay in full the outstanding loans and other obligations under the Third Amended and Restated Credit Agreement, dated as of October 5, 2016 (as amended, supplemented or modified prior to the date hereof, the “Existing Credit Agreement”), by and among the Company, CCI, certain subsidiaries of the Company as guarantors, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent and collateral agent. The Existing Credit Agreement was terminated and all liens granted under the Existing Credit Agreement were released in connection with such repayment.

Satisfaction and Discharge of 6.50% Senior Notes due 2022

On October 2, 2020, Wells Fargo Bank, National Association, as trustee (the “Existing Trustee”) for CCI’s 6.50% Senior Notes due 2022 (the “Existing Notes”), at CCI’s direction, delivered a notice of redemption to holders of the Existing Notes to redeem all outstanding Existing Notes at a price equal to 100% of the aggregate principal amount of Existing Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Existing Notes were issued under an Indenture, dated as of September 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Existing Indenture”) among CCI (as successor to Consolidated Communications Finance II Co.), the Company, certain subsidiaries of the Company and the Existing Trustee.

Substantially concurrently with the issuance of the Notes and the entry into the Credit Agreement, using a portion of the proceeds of the transactions described in this Form 8-K, CCI deposited with the Existing Trustee an amount sufficient to pay and discharge the entire indebtedness under the Existing Notes, and the Existing Indenture was satisfied and discharged. The Existing Notes will be redeemed on November 2, 2020, in accordance with the notice of redemption delivered on October 2, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the headings “Credit Agreement” and “Senior Secured Notes Offering” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuances of the Subordinated Note, the Contingent Payment Right and the shares of Common Stock pursuant to the Investment Agreement are exempt from registration under the Securities Act by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the previously disclosed Governance Agreement, dated as of September 13, 2020, by and between the Company and the Investor, and effective as of the Initial Closing, the Board of Directors of the Company (the “Board”) increased its size from eight to nine members and David Fuller, a designee of the Investor, was appointed as a member of the Board of Directors.

Mr. Fuller will be entitled to receive similar compensation, benefits, reimbursement, indemnification and insurance coverage for his service as a director as the independent directors of the Company receive in connection with such service. The Company’s non-employee director compensation program is described in further detail in its Proxy Statement for the 2020 Annual Meeting of Stockholders filed on March 23, 2020.

Except as described in this Current Report on Form 8-K, there are no transactions between Mr. Fuller and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Fuller and the Company will enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in substantially the form entered into with the Company’s other directors and executive officers and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 7, 2013.

Mr. Fuller is the chair of the board of directors at Mitel Networks and is also a member of the board of directors of Great-West Lifeco (Canada Life, Empower, Irish Life). He is also a Senior Advisor to the Boston Consulting Group, where he plays an advisory role to their Technology, Media and Telecom practice globally. Prior to this, Mr. Fuller was the Executive Vice-President of TELUS Corporation (“TELUS”), a Canadian telecommunications company, and President, TELUS Consumer and Small Business Solutions, from 2014 until January 2019. He previously served as the Chief Marketing Officer of TELUS from 2009 to 2014 and the Senior Vice-President of TELUS Business Solutions Marketing from 2004 to 2009. Prior to joining TELUS, Mr. Fuller spent 15 years in the management consulting industry with a number of firms, culminating in the country managing partner role at KPMG Consulting. He has previously served as a director of The Royal Conservatory of Music and the Board of Trustees of the Ontario Science Centre. Mr. Fuller is a Professional Engineer and holds a MBA from the Schulich School of Business at York University and a Bachelor of Applied Science in Engineering from Queen’s University.

Item 8.01.	Other Events.

On October 2, 2020, the Company issued a press release announcing the Initial Closing, the entry into the Credit Agreement and the issuance of the Notes. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

4.1	Indenture, dated as of October 2, 2020, by and among Consolidated Communications, Inc., Consolidated Communications Holdings, Inc., the other Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 6.500% Senior Secured Note due 2028 (included as Exhibit A to Exhibit 4.1 hereto).

10.1	Contingent Payment Right Agreement, dated as of October 2, 2020, by and between Consolidated Communications Holdings, Inc. and Searchlight III CVL, L.P.

10.2	Registration Rights Agreement, dated as of October 2, 2020, by and between Consolidated Communications Holdings, Inc. and Searchlight III CVL, L.P.

10.3	Credit Agreement, dated as of October 2, 2020, among Consolidated Communications Holdings, Inc., Consolidated Communications, Inc., the Lenders and other parties referred to therein, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender.

99.1	Press Release dated October 2, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2020

Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer